Exhibit 99.1

Investor Relations
(212) 479-3150

NEW RESIDENTIAL ANNOUNCES SECOND QUARTER 2018 RESULTS

NEW YORK - (BUSINESS WIRE) - July 26, 2018 - New Residential Investment Corp. (NYSE: NRZ; “New Residential” or the “Company”) today reported the following information for the quarter ended June 30, 2018:

SECOND QUARTER FINANCIAL HIGHLIGHTS:
▪	GAAP Net Income of $175 million, or $0.51 per diluted share
▪	Core Earnings of $198 million, or $0.58 per diluted share*
▪	Common dividend of $170 million, or $0.50 per share

	2Q 2018	1Q 2018
Summary Operating Results:
GAAP Net Income per Diluted Share**	$0.51	$1.81
GAAP Net Income	$175 million	$604 million

Non-GAAP Results:
Core Earnings per Diluted Share**	$0.58	$0.58
Core Earnings*	$198 million	$195 million

NRZ Common Dividend:
Common Dividend per Share**	$0.50	$0.50
Common Dividend	$170 million	$168 million

* Core Earnings is a non-GAAP measure. For a reconciliation of Core Earnings to GAAP Net Income, as well as an explanation of this measure, please refer to Non-GAAP Measures and Reconciliation to GAAP Net Income below.

** Per share calculations of GAAP Net Income and Core Earnings are based on 339,538,503 weighted average diluted shares during the quarter ended June 30, 2018 and 333,380,436 weighted average diluted shares during the quarter ended March 31, 2018. Per share calculations of Common Dividend are based on 339,862,769 basic shares outstanding as of June 30, 2018 and 336,135,391 basic shares outstanding as of March 31, 2018.

Second Quarter 2018 & Subsequent Highlights:

w	Mortgage Servicing Rights (“MSRs”) -

▪
During the quarter, New Residential acquired MSRs totaling approximately $20 billion UPB for an aggregate purchase price of approximately $245 million. In addition, to further enhance liquidity, NRZ priced two fixed rate MSR notes in May and July 2018, totaling $1.2 billion, at a weighted average cost of funds of ~4.5%.

w	Non-Agency Securities & Call Rights -

▪
During the second quarter 2018, New Residential continued its deal collapse strategy by executing clean-up calls on 32 seasoned, Non-Agency residential mortgage-backed securities (“RMBS”) deals with an aggregate UPB of approximately $1.1 billion. In addition, during the quarter, New Residential completed a $435 million Non-Agency loan securitization.

▪
In the second quarter, New Residential continued to strategically invest in Non-Agency securities that are expected to be accretive to the Company’s call rights strategy. New Residential purchased $696 million face value of Non-Agency RMBS, bringing net equity to approximately $1.6 billion as of June 30, 2018.

w	Acquisition of Shellpoint Partners LLC (“Shellpoint”) -

▪
On July 3, 2018, New Residential closed the previously announced acquisition of Shellpoint, a vertically integrated mortgage platform with established origination and servicing capabilities. The acquisition comprises all outstanding equity interests of Shellpoint and all companies within the Shellpoint family, including New Penn Financial, Shellpoint Mortgage Servicing, Avenue 365, and eStreet Appraisal Management Company.

ADDITIONAL INFORMATION

For additional information that management believes to be useful for investors, please refer to the latest presentation posted on the Investor Relations section of the Company’s website, www.newresi.com.  For consolidated investment portfolio information, please refer to the Company’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K, which are available on the Company’s website, www.newresi.com.

EARNINGS CONFERENCE CALL

New Residential’s management will host a conference call on Thursday, July 26, 2018 at 8:00 A.M. Eastern Time.  A copy of the earnings release will be posted to the Investor Relations section of New Residential’s website, www.newresi.com.

All interested parties are welcome to participate on the live call. The conference call may be accessed by dialing 1-866-393-1506 (from within the U.S.) or 1-281-456-4044 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “New Residential Second Quarter 2018 Earnings Call.”

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.newresi.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast.

A telephonic replay of the conference call will also be available two hours following the call’s completion through 11:59 P.M. Eastern Time on Thursday, August 9, 2018 by dialing 1-855-859-2056 (from within the U.S.) or 1-404-537-3406 (from outside of the U.S.); please reference access code “6696752.”

Condensed Consolidated Statements of Income
($ in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Interest income	$403,805	$471,952	$787,378	$764,490
Interest expense	133,916	115,157	258,303	213,386
Net Interest Income	269,889	356,795	529,075	551,104

Impairment
Other-than-temporary impairment (OTTI) on securities	12,631	5,115	19,301	7,227
Valuation and loss provision on loans and real estate owned	3,658	20,771	22,665	38,681
	16,289	25,886	41,966	45,908

Net interest income after impairment	253,600	330,909	487,109	505,196
Servicing revenue, net	146,193	170,851	363,429	211,453
Other Income
Change in fair value of investments in excess mortgage servicing rights	(5,276)	(19,180)	(50,967)	(18,359)
Change in fair value of investments in excess mortgage servicing rights, equity method investees	1,705	4,246	2,228	4,002
Change in fair value of investments in mortgage servicing rights financing receivables	(119,103)	5,596	151,973	5,596
Change in fair value of servicer advance investments	(1,752)	56,969	(81,228)	59,528
Gain (loss) on settlement of investments, net	14,655	13,371	117,957	(303)
Earnings from investments in consumer loans, equity method investees	2,982	5,880	7,788	5,880
Other income (loss), net	9,977	(9,035)	19,961	(2,191)
	(96,812)	57,847	167,712	54,153

Operating Expenses
General and administrative expenses	20,575	16,042	40,582	27,869
Management fee to affiliate	15,453	14,186	30,563	27,260
Incentive compensation to affiliate	26,732	40,172	41,321	52,632
Loan servicing expense	11,035	13,002	22,549	26,378
Subservicing expense	45,958	55,958	92,555	73,662
	119,753	139,360	227,570	207,801

Income Before Income Taxes	183,228	420,247	790,680	563,001
Income tax expense (benefit)	(2,608)	82,844	(9,520)	88,440
Net Income	$185,836	$337,403	$800,200	$474,561
Noncontrolling Interests in Income of Consolidated Subsidiaries	$11,078	$15,671	$21,189	$31,451
Net Income Attributable to Common Stockholders	$174,758	$321,732	$779,011	$443,110

Net Income Per Share of Common Stock
Basic	$0.52	$1.05	$2.34	$1.49
Diluted	$0.51	$1.04	$2.32	$1.48

Weighted Average Number of Shares of Common Stock Outstanding
Basic	336,311,253	307,344,874	333,364,426	297,029,904
Diluted	339,538,503	309,392,512	336,476,481	298,875,279

Dividends Declared per Share of Common Stock	$0.50	$0.50	$1.00	$0.98

Condensed Consolidated Balance Sheets
($ in thousands)

	June 30, 2018	December 31, 2017
Assets	(unaudited)
Investments in:
Excess mortgage servicing rights, at fair value	$495,299	$1,173,713
Excess mortgage servicing rights, equity method investees, at fair value	159,034	171,765
Mortgage servicing rights, at fair value	2,232,126	1,735,504
Mortgage servicing rights financing receivables, at fair value	1,904,919	598,728
Servicer advance investments, at fair value	843,438	4,027,379
Real estate and other securities, available-for-sale	8,084,927	8,071,140
Residential mortgage loans, held-for-investment	690,771	691,155
Residential mortgage loans, held-for-sale	2,021,319	1,725,534
Real estate owned	125,701	128,295
Consumer loans, held-for-investment	1,212,917	1,374,263
Consumer loans, equity method investees	57,820	51,412
Cash and cash equivalents	193,236	295,798
Restricted cash	161,441	150,252
Servicer advances receivable	3,215,361	675,593
Trades receivable	1,076,626	1,030,850
Other assets	468,796	312,181
	$22,943,731	$22,213,562

Liabilities and Equity

Liabilities
Repurchase agreements	$8,757,134	$8,662,139
Notes and bonds payable	6,707,776	7,084,391
Trades payable	1,168,865	1,169,896
Due to affiliates	48,648	88,961
Dividends payable	169,931	153,681
Deferred tax liability, net	8,403	19,218
Accrued expenses and other liabilities	284,050	239,114
	17,144,807	17,417,400

Commitments and Contingencies

Equity
Common Stock, $0.01 par value, 2,000,000,000 shares authorized, 339,862,769 and 307,361,309 issued and outstanding at June 30, 2018 and December 31, 2017, respectively	3,399	3,074
Additional paid-in capital	4,246,135	3,763,188
Retained earnings	1,000,488	559,476
Accumulated other comprehensive income (loss)	458,771	364,467
Total New Residential stockholders’ equity	5,708,793	4,690,205
Noncontrolling interests in equity of consolidated subsidiaries	90,131	105,957
Total Equity	5,798,924	4,796,162
	$22,943,731	$22,213,562

NON-GAAP MEASURES AND RECONCILIATION TO GAAP NET INCOME

New Residential has four primary variables that impact its operating performance: (i) the current yield earned on the Company’s investments, (ii) the interest expense under the debt incurred to finance the Company’s investments, (iii) the Company’s operating expenses and taxes and (iv) the Company’s realized and unrealized gains or losses, including any impairment, on the Company’s investments. “Core earnings” is a non-GAAP measure of the Company’s operating performance, excluding the fourth variable above and adjusts the earnings from the consumer loan investment to a level yield basis. Core earnings is used by management to evaluate the Company’s performance without taking into account: (i) realized and unrealized gains and losses, which although they represent a part of the Company’s recurring operations, are subject to significant variability and are generally limited to a potential indicator of future economic performance; (ii) incentive compensation paid to the Company’s manager; (iii) non-capitalized transaction-related expenses; and (iv) deferred taxes, which are not representative of current operations.

The Company’s definition of core earnings includes accretion on held-for-sale loans as if they continued to be held-for-investment. Although the Company intends to sell such loans, there is no guarantee that such loans will be sold or that they will be sold within any expected timeframe. During the period prior to sale, the Company continues to receive cash flows from such loans and believes that it is appropriate to record a yield thereon. In addition, the Company’s definition of core earnings excludes all deferred taxes, rather than just deferred taxes related to unrealized gains or losses, because the Company believes deferred taxes are not representative of current operations. The Company’s definition of core earnings also limits accreted interest income on RMBS where the Company receives par upon the exercise of associated call rights based on the estimated value of the underlying collateral, net of related costs including advances. The Company created this limit in order to be able to accrete to the lower of par or the net value of the underlying collateral, in instances where the net value of the underlying collateral is lower than par. The Company believes this amount represents the amount of accretion the Company would have expected to earn on such bonds had the call rights not been exercised.

The Company’s investments in consumer loans are accounted for under ASC No. 310-20 and ASC No. 310-30, including certain non-performing consumer loans with revolving privileges that are explicitly excluded from being accounted for under ASC No. 310-30. Under ASC No. 310-20, the recognition of expected losses on these non-performing consumer loans is delayed in comparison to the level yield methodology under ASC No. 310-30, which recognizes income based on an expected cash flow model reflecting an investment’s lifetime expected losses. The purpose of the core earnings adjustment to adjust consumer loans to a level yield is to present income recognition across the consumer loan portfolio in the manner in which it is economically earned, avoid potential delays in loss recognition, and align it with the Company’s overall portfolio of mortgage-related assets which generally record income on a level yield basis. With respect to consumer loans classified as held-for-sale, the level yield is computed through the expected sale date. With respect to the gains recorded under GAAP in 2014 and 2016 as a result of a refinancing of the debt related to the Company’s investments in consumer loans, and the consolidation of entities that own the Company’s investments in consumer loans, respectively, the Company continues to record a level yield on those assets based on their original purchase price.

While incentive compensation paid to the Company’s manager may be a material operating expense, the Company excludes it from core earnings because (i) from time to time, a component of the computation of this expense will relate to items (such as gains or losses) that are excluded from core earnings, and (ii) it is impractical to determine the portion of the expense related to core earnings and non-core earnings, and the type of earnings (loss) that created an excess (deficit) above or below, as applicable, the incentive compensation threshold. To illustrate why it is impractical to determine the portion of incentive compensation expense that should be allocated to core earnings, the Company notes that, as an example, in a given period, it may have core earnings in excess of the incentive compensation threshold but incur losses (which are excluded from core earnings) that reduce total earnings below the incentive compensation threshold. In such case, the Company would either need to (a) allocate zero incentive compensation expense to core earnings, even though core earnings exceeded the incentive compensation threshold, or (b) assign a “pro forma” amount of incentive compensation expense to core earnings, even though no incentive compensation was actually incurred. The Company believes that neither of these allocation methodologies achieves a logical result. Accordingly, the exclusion of incentive compensation facilitates comparability between periods and avoids the distortion to the Company’s non-GAAP operating measure that would result from the inclusion of incentive compensation that relates to non-core earnings.

With regard to non-capitalized transaction-related expenses, management does not view these costs as part of the Company’s core operations, as they are considered by management to be similar to realized losses incurred at acquisition. Non-capitalized transaction-related expenses are generally legal and valuation service costs, as well as other professional service fees, incurred when the Company acquires certain investments, as well as costs associated with the acquisition and integration of acquired businesses.

Management believes that the adjustments to compute “core earnings” specified above allow investors and analysts to readily identify and track the operating performance of the assets that form the core of the Company’s activity, assist in comparing the core operating results between periods, and enable investors to evaluate the Company’s current core performance using the same measure that management uses to operate the business. Management also utilizes core earnings as a measure in its decision-making process relating to improvements to the underlying fundamental operations of the Company’s investments, as well as the allocation of resources between those investments, and management also relies on core earnings as an indicator of the results of such decisions. Core earnings excludes certain recurring items, such as gains and losses (including impairment as well as derivative activities) and non-capitalized transaction-related expenses, because they are not considered by management to be part of the Company’s core operations for the reasons described herein. As such, core earnings is not intended to reflect all of the Company’s activity and should be considered as only one of the factors used by management in assessing the Company’s performance, along with GAAP net income which is inclusive of all of the Company’s activities.

The primary differences between core earnings and the measure the Company uses to calculate incentive compensation relate to (i) realized gains and losses (including impairments), (ii) non-capitalized transaction-related expenses and (iii) deferred taxes (other than those related to unrealized gains and losses). Each are excluded from core earnings and included in the Company’s incentive compensation measure (either immediately or through amortization). In addition, the Company’s incentive compensation measure does not include accretion on held-for-sale loans and the timing of recognition of income from consumer loans is different. Unlike core earnings, the Company’s incentive compensation measure is intended to reflect all realized results of operations. The Gain on Remeasurement of Consumer Loans Investment was treated as an unrealized gain for the purposes of calculating incentive compensation and was therefore excluded from such calculation.

Core earnings does not represent and should not be considered as a substitute for, or superior to, net income or as a substitute for, or superior to, cash flows from operating activities, each as determined in accordance with U.S. GAAP, and the Company’s calculation of this measure may not be comparable to similarly entitled measures reported by other companies. Set forth below is a reconciliation of core earnings to the most directly comparable GAAP financial measure (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net income attributable to common stockholders	$174,758	$321,732	$779,011	$443,110
Impairment	16,289	25,886	41,966	45,908
Other Income adjustments:
Other Income
Change in fair value of investments in excess mortgage servicing rights	5,276	19,180	50,967	18,359
Change in fair value of investments in excess mortgage servicing rights, equity method investees	(1,705)	(4,246)	(2,228)	(4,002)
Change in fair value of investments in mortgage servicing rights financing receivables	62,263	(6,723)	(257,516)	(6,723)
Change in fair value of servicer advance investments	1,752	(56,969)	81,228	(59,528)
(Gain) loss on settlement of investments, net	(14,655)	(13,371)	(117,957)	303
Unrealized (gain) loss on derivative instruments	(1,240)	8,010	(3,686)	3,684
Unrealized (gain) loss on other ABS	(5,117)	607	(4,804)	(151)
(Gain) loss on transfer of loans to REO	(6,320)	(4,978)	(10,490)	(11,612)
(Gain) loss on transfer of loans to other assets	175	(81)	120	(293)
(Gain) loss on Excess MSRs	(1,365)	(715)	(4,270)	(1,342)
(Gain) loss on Ocwen common stock	972	-	(4,800)	-
Other (income) loss	2,918	6,192	7,969	11,905
Total Other Income Adjustments	42,954	(53,094)	(265,467)	(49,400)

Other Income and Impairment attributable to non-controlling interests	(5,869)	(7,848)	(12,455)	(18,101)
Change in fair value of investments in mortgage servicing rights	(52,632)	(89,742)	(182,425)	(88,983)
Non-capitalized transaction-related expenses	6,373	5,278	13,510	7,930
Incentive compensation to affiliate	26,732	40,172	41,321	52,632
Deferred taxes	(1,759)	82,188	(10,815)	85,606
Interest income on residential mortgage loans, held-for sale	2,562	3,789	6,868	7,466
Limit on RMBS discount accretion related to called deals	(5,920)	(6,516)	(10,194)	(6,516)
Adjust consumer loans to level yield	(9,213)	(8,566)	(15,155)	(13,586)
Core earnings of equity method investees:
Excess mortgage servicing rights	3,432	4,456	6,046	6,534
Core Earnings	$197,707	$317,735	$392,211	$472,600

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information in this press release constitutes as “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to the accretion from investing in Non-Agency securities. These statements are not historical facts. They represent management’s current expectations regarding future events and are subject to a number of trends and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those described in the forward-looking statements. Accordingly, you should not place undue reliance on any forward-looking statements contained herein. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Cautionary Statements Regarding Forward Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s annual and quarterly reports and other filings filed with the SEC, which are available on the Company’s website (www.newresi.com). New risks and uncertainties emerge from time to time, and it is not possible for New Residential to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Forward-looking statements contained herein speak only as of the date of this press release, and New Residential expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in New Residential’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

ABOUT NEW RESIDENTIAL

New Residential focuses on opportunistically investing in, and actively managing, investments related to residential real estate. The Company primarily targets investments in mortgage servicing related assets, non-Agency securities and other related opportunistic investments. New Residential is organized and conducts its operations to qualify as a real estate investment trust (“REIT”) for federal income tax purposes. The Company is managed by an affiliate of Fortress Investment Group LLC, a global investment management firm.

Source: New Residential Investment Corp.

Investor Relations, 212-479-3150